                                                                     Exhibit 1.1


                                                                  EXECUTION COPY
                               LaBranche & Co Inc.

                              10,500,000 Shares(1)
                                  Common Stock
                                ($0.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                                 August 18, 1999

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
ABN AMRO Incorporated
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  LaBranche & Co Inc., a corporation organized under the laws of Delaware ("LABINC."), proposes to sell to the several underwriters named in
Schedule I hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, 10,500,000 shares of Common Stock, $0.01 par value ("COMMON Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "UNDERWRITTEN SECURITIES"). The Company also proposes to grant to the Underwriters an option to purchase up to 1,575,000 additional shares of Common Stock to cover over-allotments (the "OPTION SECURITIES"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "SECURITIES"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

                  For purposes of the representations and warranties set forth in Section 1 and the conditions set forth in Section 6, unless the context otherwise requires, prior to the consummation of the Reorganization Transactions (as defined below), references to the "COMPANY" shall be deemed to be references to LaBranche & Co., a New York limited partnership ("LABCO."), and after consummation of the Reorganization Transactions, references to the "Company" shall be deemed to be references to LaBInc.

- --------
(1) Plus an option to purchase from the Company, up to 1,575,000 additional Securities to cover over-allotments.

                  It is understood and agreed to by all parties that in connection with the reorganization of the business of LaBCo. from partnership to corporate form, a series of transactions that are described in the Prospectus (as defined below) under the caption "Certain Transactions--Reorganization and Related Transactions" in the Prospectus will occur not later than concurrent with the Closing Date (as defined below). Such transactions are hereinafter referred to as the "REORGANIZATION TRANSACTIONS"). The award of restricted stock units to employees, the award of options for Common Stock to employees on a discretionary basis, and the issuance of Common Stock to certain individuals and entities in exchange for their limited partnership interests in LaBCo. or their membership interests in LaB Investing Co. L.L.C. ("LABLLC"), as described in the Prospectus under the heading "Certain Transactions--Reorganization and Related Transactions," the offer and sale of $100 million in aggregate principal amount of senior notes by the Company pursuant to a Purchase Agreement, dated August 18, 1999, the issuance of $16.4 million of indebtedness by LaBInc. and the repayment of $5.0 million of subordinated indebtedness by LaBCo. are hereinafter referred to as the "RELATED TRANSACTIONS."

                  As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. ("SALOMON SMITH BARNEY") has agreed to reserve out of the Underwritten Securities set forth opposite its name on the SCHEDULE I to this Agreement, up to 525,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Underwritten Securities to be sold by Salomon Smith Barney pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by Salomon Smith Barney pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney as set forth in the Prospectus.

                  1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

                  (a) The Company has prepared and filed with the Commission a registration statement (file number 333-81079) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein;

                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "SETTLEMENT DATE"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto);

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly registered and qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except where the failure to so register or qualify could not reasonably be expected to have a material adverse effect on the condition (financial or other) business, earnings, prospects, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); each of LaBCo. and LaBLLC has been duly organized and is validly existing as a limited partnership and a limited liability company, respectively, in good standing under the laws of the jurisdiction in which it is organized with the necessary power and authority to own its properties and conduct its business as described in the Prospectus; LaBCo. and LaBLLC are the only subsidiaries (the "SUBSIDIARIES") of the Company;

                  (d) After giving effect to the Reorganization Transactions and the Related Transactions, the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the capital stock contained in the Prospectus; all of the membership interests in LaBLLC have been duly and validly authorized and issued, are fully paid and, are non-assessable and, after giving effect to the Reorganization Transactions and the Related Transactions, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the partnership interests in LaBCo. have been duly and validly created and, after giving effect to the Reorganization Transactions and the Related Transactions, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (e) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the capital stock of the Company contained in the Prospectus;

                  (f) Each of this Agreement and each of the stockholders' agreement, each employment agreement, each noncompetition agreement and each pledge agreement (each as described in the Prospectus, and together, the "RELATED AGREEMENTS") as of the Closing Date will have been duly authorized, executed and delivered and will as of the Closing Date constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Company will have obtained as of the Closing Date the signature of each other party to each of the Related Agreements; PROVIDED, HOWEVER, that the Company, makes no representation or warranty as to the authorization, execution or delivery of any such agreement by any other party thereto;

                  (g) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (such franchises, contracts or other documents as filed as exhibits or as described in the Prospectus under the headings "Certain Transactions --Reorganization and Related Transactions--Reorganization" and "--Interest on Indebtedness" to be hereinafter referred to as the "MATERIAL CONTRACTS"); and the statements set forth in the Prospectus under the headings "Description of Capital Stock," "Business--Regulatory Matters" and "--Operations--NYSE Rules Governing Our Specialist Activities" and "--Legal Proceedings," "Certain Transactions," "Employment Agreements and Noncompetition Agreements," "Incentive Awards to Our Employees" and "Shares Eligible for Future Sale" fairly summarize the matters described therein;

                  (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as such term is defined the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                  (i) No consent, approval, authorization, filing with, or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus;

                  (j) No holders of securities of the Company have any preemptive rights to acquire any securities of the Company or any rights to the registration of any securities under the Registration Statement;

                  (k) The consolidated historical financial statements and schedule of the Company and its consolidated Subsidiary included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data set forth under the captions "Summary--Summary Historical Consolidated Financial Data" and "Selected Historical Consolidated Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement are based on assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements;

                  (l) There are no legal or governmental proceedings pending against the Company or, to the knowledge of the Company, threatened against it or either of its Subsidiaries or to which any of the respective properties of the Company or its Subsidiaries is subject that are not adequately disclosed in the Registration Statement or the Prospectus and that, if adversely decided would be expected to have a Material Adverse Effect or materially adversely affect the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or the Reorganization Transactions or the Related Transactions. There are no agreements, contracts, indentures, leases or other instruments of the Company or either of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole, that are not described in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor either of its Subsidiaries is involved in any strike, job action or labor dispute with any group of its employees that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened;

                  (m) Each of the Company and each of its Subsidiaries owns or leases all such properties as are materially necessary to the conduct of its operations as presently conducted, and all of the property held under lease by the Company or its Subsidiaries is held by it under valid, subsisting and enforceable leases, except as the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity;

                  (n) Neither the Company nor any Subsidiary is in violation or default of, and none of (x) the issuance, offer, sale or delivery of the Securities, (y) the execution, delivery or performance of this Agreement and the Related Agreements by the Company to the extent a party thereto, or (z) the consummation by the Company of the Reorganization Transactions, the Related Transactions or the transactions contemplated hereby or thereby will conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the organizational documents of the Company or any of its Subsidiaries, or, (ii) any agreement, indenture, lease or other instrument to which any of the Company or its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Prospectus or any such conflicts, breaches or defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or either of its Subsidiaries or any of their respective properties, except any such violations that in the aggregate could not reasonably be expected to have a Material Adverse Effect; the consummation of the transactions contemplated in this Agreement, the Reorganization Transactions and the Related Transactions will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or its Subsidiaries pursuant to the terms of any agreement or instrument to which any of them may be bound or to which any of their respective properties or assets is subject, other than liens, charges and encumbrances disclosed in the Prospectus or which could not reasonably be expected to have a Material Adverse Effect;

                  (o) Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated Subsidiary and delivered their reports with respect to the audited consolidated financial statements and schedule included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (p) Sugarman & Thrope, P.C., who have certified certain financial statements of Fowler, Rosenau & Geary LLC ("FOWLER") delivered their report with respect to the audited financial statements included in the Prospectus, are independent public accountants with respect to Fowler within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities;

                  (r) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

                  (s) No Subsidiary of the Company is currently prohibited, directly or indirectly, from making any distribution in respect of its membership or partnership interests, as the case may be, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus;

                  (t) The Company and its Subsidiaries (i) have such concessions, permits, licenses, consents, exemptions, franchises, authorizations, orders, registrations, qualifications and other approvals (each, an "AUTHORIZATION") of, and have made all material filings with and notices to, all Federal, state and foreign governments, governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals and (ii) are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization, in each case, as are necessary to consummate the Reorganization Transactions and the Related Transactions and to conduct their respective businesses as described in the Prospectus. Each such Authorization is valid and in full force and effect and the Company and each of its Subsidiaries is in material compliance with all of the terms and conditions thereof; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other limitation of the rights of the holder of any such Authorization; and other than as disclosed in the Prospectus, such Authorizations do not contain net capital or other requirements which are materially more burdensome than those imposed on LaBCo. and LaBLLC immediately prior to the consummation of the Reorganization Transactions and Related Transactions;

                  (u) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

                  (v) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (w) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                  (x) Each of the Company, its Subsidiaries and its ERISA Affiliates has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and Section 412 of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA) for which the Company or any of its Subsidiaries or ERISA Affiliates have or may have any liability (contingent or otherwise) and each such plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and such regulations and published interpretations thereunder. Neither the Company nor any of its Subsidiaries or ERISA Affiliates have incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Neither the Company nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" under ERISA or the Code. The term "ERISA AFFILIATE" means each trade or business (whether or not incorporated) that would be treated as a single employer with the Company under Title IV of ERISA or Section 412 of the Code;

                  (y) All stockholder, partnership and limited liability company member approvals necessary for the Company and each Subsidiary to consummate the Reorganization Transactions and the Related Transactions have been obtained and are in full force and effect;

                  (z) The statements set forth under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000" and "Risk Factors--Year 2000 compliance problems could cause our trading-related communications and data processing systems to fail, which could result in losses" accurately and fairly set forth the current state of the Company's efforts to address the Year 2000 Problem and the risks and costs of the Company relating to the Year 2000 Problem. The "YEAR 2000 PROBLEM" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, transmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

                  (aa) It is not necessary in connection with the grant, issuance, offer, sale and delivery of the securities to be issued by the Company pursuant to the Reorganization Transactions or the Related Transactions, to register any such securities under the Act, or to qualify any indenture under the Trust Indenture Act of 1939, as amended;

                  (bb) LaBCo. is registered as a broker-dealer with the SEC under the Exchange Act and LaBCo. is a member organization in good standing with the NYSE. LaBCo. is not required to be registered with the Securities authorities of any state;

                  (cc) LaBCo. is a broker-dealer subject to the provisions of Regulation T (12 C.F.R. Section 220) of the Board of Governors of the Federal Reserve System. LaBCo. maintains procedures and internal controls designed to ensure that it does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T, and management officials of the Company regularly supervise the activities of LaBCo., and the activities of its employees, to ensure that LaBCo. does not extend or maintain credit to or for its customers other than in accordance with the provisions of said Regulation T;

                  (dd) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except any failure to so own, possess, license or have rights to use Intellectual Property which would not have a Material Adverse Effect; and

                  (ee) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  Furthermore, in the event that Directed Shares are sold outside the United States, the Company represents and warrants to Salomon Smith Barney that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed shares are offered outside the United States.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $14.00 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in SCHEDULE I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,575,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on August 24, 1999, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

                  4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. AGREEMENTS. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event,

         (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, without the prior written consent of Salomon Smith Barney, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, PROVIDED, HOWEVER, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

                  (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company or its officers, employees or other representatives (other than the Underwriters) in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  (i) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

Furthermore, in the event that Directed Shares are sold outside the United States, the Company covenants with Salomon Smith Barney that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the

Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Fulbright & Jaworski L.L.P., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly registered and qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except to the extent where the failure to so register or qualify could not reasonably be expected to have a Material Adverse Effect;

                           (ii) each of LaBCo. and LaBLLC has been duly
                  organized and is validly existing as a limited partnership and a limited liability company, respectively, in good standing under the laws of its jurisdiction of formation; and the partnership interests in LaBCo. and the membership interests in LaBLLC have been duly and validly authorized and issued and are fully paid and nonassessable and are owned of record directly or indirectly by the Company, to the knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the heading "Description of Capital Stock"; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and, except as set forth in the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                           (iv) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Prospectus under the headings "Description of Capital Stock," "Business--Regulatory Matters" and "--Operations--NYSE Rules Governing Our Specialist Activities," "Certain Transactions," "Employment and Noncompetition Agreements," "Incentive Awards to Our Employees" and "Shares Eligible for Future Sale" fairly summarize the matters therein described;

                           (v) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) each of the Related Agreements has been duly
                  authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (viii) the Company is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act;

                           (ix) the Company and its Subsidiaries (i) have such
                  Authorizations of, and have made all filings with and notices to, the courts and the governmental agencies or bodies of the United States of America and the State of New York and all applicable self-regulatory organizations and (ii) are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization, in each case, as are necessary to consummate the Reorganization Transactions and the Related Transactions. Each such Authorization is valid and in full force and effect; and, to the best of such counsel's knowledge, no event has occurred that would reasonably be expected to result in the revocation, suspension or termination of any such Authorization; and other than as disclosed in the Prospectus, such Authorizations contain no net capital or other requirements or conditions that are materially more burdensome than those imposed on LaBCo. or LaBLLC immediately prior to the consummation of the Reorganization Transactions;

                           (x) all stockholder, partnership and limited
                  liability company member approvals necessary for LaBInc., LaBCo. and LaBLLC to consummate the Reorganization Transactions and the Related Transactions have been obtained and are in full force and effect.

                           (xi) (x) the issuance and sale of the Securities, (y)
                  the execution, delivery or performance of this Agreement and the Related Agreements by the Company to the extent a party thereto or (z) the consummation of the Reorganization Transactions and the Related Transactions will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the organizational documents of the Company or any of its Subsidiaries, or (ii) any of the Material Contracts or (iii) any statute, law, ordinance or administrative, governmental or self-regulatory organization, rule or regulation known to such counsel to be applicable to the Company or any Subsidiary or any of their respective properties or any filing of judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties; and the consummation of the transactions contemplated herein, the Reorganization Transactions and the Related Transactions will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any Material Contract, other than as disclosed in the Prospectus; PROVIDED, HOWEVER, that, for the purposes of this paragraph (xi), insofar as the consummation of the Reorganization Transactions and Related Transactions are concerned, such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws, and fraudulent transfer laws, or as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

                           (xii) no consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

                           (xiii) there are no transfer taxes or other similar
                  fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities;

                           (xiv) the Material Contracts do not contain any
                  provisions that prohibit any Subsidiary of the Company, directly or indirectly, from making any distribution in respect of its membership or partnership interests, as the case may be, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus;

                           (xv) it is not necessary in connection with the
                  grant, issuance, offer, sale and delivery of the securities to be issued by the Company pursuant to the Reorganization Transactions and the Related Transactions, to register any such securities under the Act, or to qualify any indenture under the Trust Indenture Act of 1939, as amended;

                           (xvi) LaBCo. is registered as a broker-dealer with
                  the SEC under the Exchange Act and is a member organization in good standing with the NYSE. LaBCo. is not required to be registered with the securities authorities of any state; and

                           (xvii) to the knowledge of such counsel, no holders
                  of securities of the Company have any preemptive rights to acquire any securities of the Company or any rights to the registration of such securities under the Registration Statement.

         Such counsel's opinion shall also include a paragraph substantially in the form set forth in EXHIBIT B hereto.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                  (c) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman, Chief Executive Officer and President and the principal financial officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (e) The Company shall have requested and caused Arthur Andersen LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month periods ended June 30, 1999 and 1998, and as at June 30, 1999, in accordance with Statement on Auditing Standards No. 71 and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedule included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, and nothing has come to their attention which caused them to believe that the pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them did not comply as to form with the requirements of Rule 11-02 of Regulation S-X;

                           (ii) on the basis of a reading of the latest
                  unaudited financial statements made available by the Company and its Subsidiary; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the six-month periods ended June 30, 1999 and 1998, and as at June 30, 1999; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes (if any) of the meetings of the stockholders and directors of the Company, the partners of LaBCo. and the Managing Committee of LaBLLC; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to June 30, 1999, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                                    (2) with respect to the period subsequent to
                           June 30, 1999, there was any increase, at a specified date not more than five days prior to the date of the letter, in the subordinated indebtedness of the Company and its Subsidiary or decreases in the members' capital of the Company as compared with the amounts shown on the June 30, 1999 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from July 1, 1999 to such specified date there were any decreases, as compared with the corresponding period for the prior fiscal year in total revenues, income before managing directors' compensation, limited partners' interest in earnings of subsidiary and provision for unincorporated business taxes or income before limited partners' interest in earnings of subsidiary and provision for unincorporated business taxes except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                                    (3) the financial information included in
                           the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 302 (Supplementary Financial Information) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                           (iii) they have performed certain other specified
                  procedures requested by the Underwriters as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Summary--Summary Selected Historical Consolidated Financial Data," "Capitalization," "Selected Historical Consolidated Financial Data" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                  The Company shall have received from Arthur Andersen LLP (and furnished to the Representatives) a review report with respect to Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the three fiscal years ending December 31, 1998, and with respect to Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the six-month period ending June 30, 1999, in respect of which a Statement on Auditing Standards No. 71 review has been performed and the corresponding period for the prior fiscal year, each in accordance with Statement on Standards for Attestation Engagements No. 8 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, and such report shall be included in the Registration Statement.

                  The Company shall have received from Arthur Andersen LLP (and furnished to the Representatives) a review report with respect to the pro forma adjustments described in the Pro Forma Consolidated Financial Information (Unaudited)--Overview and the application of those adjustments to the historical amounts included in the Registration Statement and the Prospectus.

                  (f) The Company shall have caused Sugarman & Thrope, P.C. to have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations adopted by the Commission thereunder and stating in effect that, in their opinion, the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations. References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                  (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been

         (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (i) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of EXHIBIT A hereto from each of the individuals listed on Schedule II hereto and each officer and director of the Company addressed to the Representatives.

                  (k) At the Closing Date, the Reorganization Transactions and the Related Transactions shall have been consummated; and the Company shall have provided to you or your counsel copies of all closing documents delivered to the parties to the Reorganization Transactions and the Related Transactions.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb Steen & Hamilton, counsel for the Underwriters, at 1 Liberty Plaza, New York City, NY 10006 on the Closing Date.

                  7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; PROVIDED FURTHER, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids and (iv) the paragraph related to the Directed Share Program of any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(e) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Salomon Smith Barney within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The Company agrees to indemnify and hold harmless Salomon Smith Barney and each person, if any, who controls Salomon Smith Barney within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("SALOMON SMITH BARNEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) in the event that Directed Shares are sold outside the United States, caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which immediately following the effective of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Salomon Smith Barney Entities.

                  9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to Salomon Smith Barney, at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (212) 344-1469 and confirmed to it at One Exchange Plaza, New York, New York 10006, attention of the Legal Department.

                  13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "COMMISSION" shall mean the Securities and Exchange
         Commission.

                  "EFFECTIVE DATE" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "PRELIMINARY PROSPECTUS" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "PROSPECTUS" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "REGISTRATION STATEMENT" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "RULE 424", "RULE 430A" and "RULE 462" refer to such rules under the Act.

                  "RULE 430A INFORMATION" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "RULE 462(B) REGISTRATION STATEMENT" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                    [Rest of Page Intentionally Left Blank.]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                               Very truly yours,

                               LaBranche & Co Inc.

                               By: /s/  George M.L. Labranche, IV
                                   -------------------------------------------
                                     Name:  George M.L. LaBranche, IV
                                     Title:  Chairman, Chief Executive Officer
                                             and President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
ABN AMRO Incorporated

By:  Salomon Smith Barney Inc.

By:

    /s/ Anthony Calenda
    -----------------------------------
    Name:  Anthony Calenda
    Title:  Vice President

For themselves and the other several
Underwriters named in Schedule I to the
foregoing Agreement.

                                   SCHEDULE I




                                                                                           NUMBER OF
                                                                                         UNDERWRITTEN
                                                                     NUMBER OF            SECURITIES
                                                                   UNDERWRITTEN         RESERVED FOR
                                                                 SECURITIES TO BE        THE DIRECTED
UNDERWRITERS                                                         PURCHASED          SHARE PROGRAM
- -------------------------------------------------------------  -------------------     -----------------
Salomon Smith Barney Inc........................................           4,552,000        450,000
Donaldson, Lufkin & Jenrette Securities Corporation.............           4,552,000
ABN AMRO Incorporated...........................................            185,000

Allen & Company Incorporated....................................            63,000
Bear, Stearns & Co. Inc. .......................................            63,000
CIBC World Markets Corporation..................................            63,000
Goldman, Sachs & Co. ...........................................            63,000
Lehman Brothers Inc. ...........................................            63,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated..............            63,000
J.P. Morgan Securities Inc. ....................................            63,000
Morgan Stanley & Co. Incorporated...............................            63,000
PaineWebber Incorporated........................................            63,000
Prudential Securities Incorporated..............................            63,000
Schroder & Co. Inc. ............................................            63,000
Warburg Dillon Read LLC.........................................            63,000

J.C. Bradford & Co. ............................................            35,000
The Chapman Company.............................................            35,000
Doft & Co., Inc. ...............................................            35,000
Doley Securities, Inc. .........................................            35,000
HSBC Securities (USA) Corp. ....................................            35,000
Jefferies & Company, Inc. ......................................            35,000
Keefe, Bruyette & Woods, Inc. ..................................            35,000
Legg Mason Wood Walker, Incorporated............................            35,000
Putnam, Lovell, de la Guardiola & Thornton, Inc. ...............            35,000
The Robinson-Humphrey Company, LLC..............................            35,000
Sands Brothers & Co., Ltd.......................................            35,000
Muriel Siebert & Co., Inc.......................................            35,000
Southwest Securities, Inc.......................................            35,000
                                                                          ----------
                  Total.........................................          10,500,000        450,000
                                                                          ----------        -------
                                                                          ----------        -------

                                   SCHEDULE II


       George M.L. LaBranche, IV                 Fred DeBoer
       Vincent J. Flaherty                       Karin Gill
       James G. Gallagher                        John M. Dempsey, III
       Alfred O. Hayward, Jr.                    John N. Durante
       Michael J. Naughton                       Gerard A. Competello
       John McGraner                             William J. Burke, III
       Vincent Papandrea                         Christopher Connors
       Anthony M. Corso                          Christopher Keelips
       Eugene C. McCarthy                        Vincent G. Quigley
       John O. Pickett, III                      Anthony Picerni
       Michael C. Ziebarth                       Lauren M. Behn
       Anthony Giardina                          John R. Redmond
       Sean M. McCooey                           Louis V. Henston
       Mark Soltz                                Robert N. Westerlund
       Christopher M. Smith                      Richard E. Crisco
       Joseph Corso, Jr.                         James J. Boyle
       Robert A. Conte                           Jane R. Rosenau Trust B
       Paul A. Redmond                           Joseph L. Gitterman II
       Thomas G. McLaughlin                      Estate of Joseph L. Bruce
       Nicholas Caputo                           Kathryn Gallagher
       Joseph R. Dewhurst, II                    Kevin J. Gallagher Trust
       Steven C. Berger                          Jane R. Rosenau Trust A
       John L. McWilliams                        David A. Gallagher Trust
       Thomas J. Shanley                         Caputo Children's Trust
       Kevin R. McMahon                          Dennis J. Stack
       Bob Keelips

[FORM OF LOCK-UP AGREEMENT]                                            EXHIBIT A


            [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR SHAREHOLDER OF
                              LABRANCHE & CO INC.]




                               LaBranche & Co Inc.
                         PUBLIC OFFERING OF COMMON STOCK
                         -------------------------------


                                                                   August , 1999

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT"), between LaBranche & Co Inc., a Delaware corporation (the "COMPANY"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the "COMMON STOCK"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc., which approval shall not be unreasonably withheld.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                     Yours very truly,

                                     LaBranche & Co Inc.



                                     By:
                                            -------------------------------
                                            Name:  George M.L. LaBranche, IV
                                            Title:  Chairman and Chief Executive
                                            Officer

                                                                       EXHIBIT B


                  We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent required in paragraph iv of Section 6 of the Underwriting Agreement ), and that our judgment as to materiality is, to the extent we deem proper, based in part upon the views of appropriate officers and other representatives of the Company, nothing has come to our attention that leads us to believe that the Registration Statement, as of its date and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on the Closing Date, included or includes an untrue statement of a material fact or omitted or to omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (in each case, it being understood that we express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included therein).

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                               Very truly yours,

                               LaBranche & Co Inc.

                               By: /s/  George M.L. Labranche, IV
                                   -------------------------------------------
                                     Name:  George M.L. LaBranche, IV
                                     Title:  Chairman, Chief Executive Officer
                                             and President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
ABN AMRO Incorporated

By:  Salomon Smith Barney Inc.

By:

    /s/ Anthony Calenda
    -----------------------------------
    Name:  Anthony Calenda
    Title:  Vice President

For themselves and the other several
Underwriters named in Schedule I to the
foregoing Agreement.